                                                                    EXHIBIT 10.1

                           SUMMARY OF LEASE PROVISIONS

LEASE DATE:                   April 15, 1997

LANDLORD:                     REGENCY PARK WEST ASSOCIATES, L.P., a Georgia
                              limited partnership

TENANT: WITNESS SYSTEMS DELAWARE, INC., a Delaware corporation

PREMISES:                     Net Usable: 20,376 square feet
                              Net Rentable: 22,312 square feet
                              Suite Number: 210

TERM:                         Sixty (60) months

COMMENCEMENT DATE:            Commencement date shall be July 1, 1997 or
                              substantial completion.

BASE RENT:                    $38,116.33 per month or $20.50 per square foot.

SECURITY DEPOSIT:             $38,116.33

ESCALATIONS:                  Commencing January 1, 1998, then on each
                              January 1 thereafter during the Lease Term, the Monthly Rental specified in this Lease shall be increased by taking that portion of the Monthly
                              Rental which is not a part of the Operating
                              Expenses of the Building (the portion of Monthly
                              Rental which is not part of Operating Expenses of the Building is initially Fourteen and 65/100
                              Dollars ($14.65) per square foot of Net Rentable
                              Area per annum) and multiply said amount by fifty percent (50%) of the percentage increase in the Consumer Price Index. See paragraph 3b, page 2.

OPERATING EXPENSE INCREASES:  The Monthly Rental provided herein is based, in part, upon Landlord's estimate of Operating
                              Expenses of the Building. For the purpose of this Lease, the initial Operating Expenses of the Building are stipulated to be on an annual bases, Five and 85/100 Dollars ($5.85) multiplied by the number of square feet of Net Rentable Area in the entire Building, which square footage is agreed to be 180,741. Tenant shall pay as "additional rent" Tenant's share of the projected increase, if any, in the Operating Expenses for the then-current year to the extent expenses for the then-current year are projected to exceed Five and 85/100 Dollars ($5.85) per square foot of Net Rentable Area in the Building per annum. One-twelfth (1/12) of such projected increase in Operating Expenses shall be payable by Tenant monthly in advance. See paragraph 3f, pages 2 and 3.

OPTION TO EXTEND:             Tenant has right to extend the Term of this Lease
                              for one (1) five (5) year term ("Extension
                              Period") by providing written notice on or before the 270th day preceding the expiration date. If
                              Landlord and Tenant cannot agree upon the current fair market rental rate, Extension Period shall be ineffective.

RIGHT OF FIRST OFFER:         Right of First Offer on any available space on the
                              2nd floor of the building. Right is subject to any then existing rights of other tenants. Landlord to notify Tenant of (i) specific space available and
                              (ii) lease terms. Tenant shall then have 5 days to provide written notice of election to lease said space.

                              If Tenant elects to lease space, will be incorporated into base lease at the then current rental rate with $.24 per rentable square foot tenant improvement allowance.

LANDLORD'S NOTICE ADDRESS:    Ridr Knowlton
                              LaSalle Partners
                              1105 Sanctuary Parkway
                              Suite 150
                              Alpharetta, Georgia  30004

                              With copy to:
                              Jennifer Burrell
                              Property Manager
                              LaSalle Partners
                              1105 Sanctuary Parkway
                              Suite 150
                              Alpharetta, Georgia 30004

TENANT'S NOTICE ADDRESS:      Witness Systems Delaware, Inc.
                              1105 Sanctuary Parkway,
                              Suite 210 Alpharetta, GA 30201
                              Attn: John Ezrine, CFO

                                                   EXECUTION DRAFT April 14,1997

                             OFFICE LEASE AGREEMENT

                                 SANCTUARY PARK

                                TABLE OF CONTENTS

 1.  LEASED PREMISES                                                     1
 2.  TERM AND POSSESSION                                                 1
 3.  MONTHLY RENTAL                                                      1
 4.  SECURITY DEPOSIT                                                    3
 5.  OCCUPANCY AND USE                                                   4
 6.  COMPLIANCE WITH LAWS                                                4
 7.  ALTERATIONS                                                         4
 8.  REPAIR                                                              4
 9.  LIENS                                                               5
10.  ASSIGNMENT AND SUBLETTING                                           5
11.  INSURANCE AND INDEMNIFICATION                                       5
12.  WAIVER OF SUBROGATION                                               6
13.  SERVICES AND UTILITIES                                              6
14.  ESTOPPEL CERTIFICATE                                                7
16.  HOLDING OVER                                                        7
16.  SUBORDINATION                                                       8
17.  RE-ENTRY BY LANDLORD                                                8
18.  INSOLVENCY OR BANKRUPTCY                                            8
19.  DEFAULT AND REMEDIES                                                8
20.  DAMAGE BY FIRE OR OTHER CASUALTY                                   10
21.  CONDEMNATION                                                       11
22.  SALE BY LANDLORD                                                   12
23.  RIGHT OF LANDLORD TO PERFORM                                       12
24.  SURRENDER OF PREMISES                                              12
25.  WAIVER                                                             12
26.  PARKING                                                            13
27.  NOTICES                                                            13
28.  CERTAIN RIGHTS RESERVED TO LANDLORD                                13
29.  ABANDONMENT                                                        14
30.  SUCCESSORS                                                         14
31.  ATTORNEYS' FEES                                                    14
32.  CORPORATE AUTHORITY                                                14
33.  MORTGAGEE APPROVALS                                                14
34.  LANDLORD'S LIEN                                                    14
35.  QUIET ENJOYMENT                                                    14
36.  LIMITATION OF LANDLORD'S LIABILITY AND EXCULPATION OF PARTNERS     14
37.  RIGHT TO RELOCATE                                                  14
38.  NO ESTATE IN TENANT                                                15
39.  DISCLAIMER OF CREATION OF PARTNERSHIP OR JOINT VENTURE             15
40.  LEASE EFFECTIVE DATE                                               15
41.  RULES AND REGULATIONS                                              15
42.  NO BROKERS                                                         15
43.  RECORDING                                                          15
44.  MISCELLANEOUS                                                      15
45.  SPECIAL STIPULATIONS                                               16

                                                   EXECUTION DRAFT April 14,1997

                             OFFICE LEASE AGREEMENT

         THIS LEASE is made as of this 15th day of April, 1997, between REGENCY PARK WEST ASSOCIATES, L.P., a Georgia limited partnership (hereinafter called "Landlord"), and WITNESS SYSTEMS DELAWARE, INC., a Delaware corporation (hereinafter called "Tenant").

                              W I T N E S S E T H:

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called "Premises" or "Leased Premises") shown on Exhibit "A" attached hereto and made a part hereof, being located on the second
(2nd) floor of a multi-story precast concrete and glass office building (the "Building") constructed on a parcel of land (the "Property") described on Exhibit "B" attached hereto and made a part hereof.

1.       LEASED PREMISES

         Net Usable Area of Leased Premises: 20,376 sq. ft.

         Net Rentable Area of Leased Premises: 22,312 sq. ft.

         Suite Number: 210.

2.       TERM AND POSSESSION

         (a) The term of this Lease (the "Term" or "Lease Term") shall be for sixty (60) months (or until sooner terminated as herein provided), beginning on the "Commencement Date" (as hereinafter defined), except that if the Commencement Date is other than the first day of a calendar month, the Term shall be extended for the remainder of the final calendar month thereof.

         (b) The "Commencement Date" shall be (i) July 1, 1997, or (ii) such later date upon which the improvements in the Leased Premises have been substantially completed in accordance with the plans and specifications therefor (other than minor punch list items and any work which cannot be completed on such date provided such incompletion will not substantially interfere with Tenant's use of the Leased Premises) and a temporary certificate of occupancy has been issued by the City of Alpharetta, Georgia, and the building architect has certified that the Leased Premises are substantially complete in accordance with the plans and specifications; provided, however, the Commencement Date and the payment of rent hereunder shall be accelerated by the number of days of any delay resulting from Tenant's request(s) for materials, finishes or installations, other than provided for in the plans agreed upon by the parties as provided for in the Leased Premises Improvement Agreement (Exhibit "C" hereto) which causes Landlord to be delayed in delivering the Leased Premises. If possession of the Premises has not been delivered to Tenant within ninety
(90) days following July 1, 1997 due to delays attributable to Landlord, Tenant at its option at any time thereafter, but prior to the delivery of possession, may terminate this Lease by notice to Landlord; Tenant shall thereupon be released from all obligations under this Lease; provided, however, said 90-day period shall be extended by any period of delay or delays attributable to Tenant.

         (c) Landlord agrees to perform the "Improvement Work" in the Premises as provided in the Leased Premises Improvement Agreement (Exhibit "C" hereto) with diligence, subject to events and delays due to causes beyond its reasonable control. The Leased Premises shall be deemed substantially completed and possession delivered when Landlord has substantially completed the work to be constructed or installed pursuant to the provisions of said Leased Premises Improvement Agreement, subject only to the completion of items on Landlord's punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work to be performed by or for Tenant).

         (d) Upon request of Landlord, Tenant shall execute a memorandum confirming that the Leased Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition and that Tenant accepts the Leased Premises. Once executed by Tenant, said memorandum shall conclusively establish that the Leased Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of the date of said memorandum.

3.       MONTHLY RENTAL

         (a) Tenant shall pay to Landlord, commencing on the Commencement Date and continuing throughout the Lease Term, monthly rental of Thirty-Eight Thousand One Hundred Sixteen and 33/100 Dollars ($38,116.33), said Monthly Rental being computed by (i) multiplying "Net Rentable Area" (as defined herein) by Twenty and 50/100 Dollars ($20.50) per square foot, and then (iii) dividing the resulting product thereof by 12. Said Monthly Rental shall be due and payable in equal installments as of the first day of each month during every year of the Term hereof in lawful money of the United States, without deduction or offset whatsoever, to Landlord or to such other firm or person as Landlord may from time to time designate in writing. Said Rental is subject to adjustment as provided hereinbelow, provided that in no event shall Monthly Rental be at any time less than the original base Monthly Rental stated hereinabove. If this Lease commences on a day other than the first day of a calendar month, the Monthly Rental for the fractional month shall be appropriately prorated. Tenant shall pay to Landlord, concurrently with Tenant's execution and delivery of this Lease, the first Monthly Rental payment due from Tenant to Landlord under this Lease.

         (b) Tenant recognizes that late payment of any rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impracticable to ascertain. Tenant therefore agrees that if rent or any other payment due hereunder from Tenant to Landlord remains unpaid ten (10) days after said amount is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment. The amount of the late charge to be paid to Landlord by Tenant for any month shall be computed on the aggregate amount of delinquent rents and other payments, including all accrued late charges, then outstanding. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Paragraph shall not relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due; nor do the terms of this Paragraph in any way affect Landlord's remedies pursuant to Paragraph 19 of this Lease or otherwise at law in the event said rent or other payment is unpaid after the date due.

         (c) "Net Usable Area" is (i) in the case of a single tenancy floor, all space measured from the inside surface of the outer wall of the Building to the inside surface of the opposite outer wall, excluding only the areas ("Service Areas") within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, pipe shafts, vertical ducts, restrooms, mechanical room, electrical/telephone room and custodial room (such Service Areas being designated in black on Exhibit "A" hereto), but including any such areas which are for the specific use of the Tenant such as (but not limited to) special stairs or elevators, dedicated computer/telephone and communications equipment rooms, and (ii) in the case of a multi-tenancy floor, all space (excluding those Service Areas as defined in (i) hereinabove, if any, as designated in black on Exhibit "A" hereto) within the inside surface of the outer wall of the Building enclosing the tenant occupied portion of the floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator lobbies, restrooms and other similar facilities for the use of all tenants on the particular floor.

         No deductions from Net Usable Area are made for columns necessary to the Building. The Net Usable Area in the Leased Premises and in the Building have been calculated on the basis of the foregoing definition and are hereby stipulated above as to the Leased Premises, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done substantially in accordance with the approved plans.

         (d) Commencing January 1, 1998, then on each January 1 thereafter during the Lease Term, the Monthly Rental specified in this Lease shall be increased by taking that portion of the Monthly Rental which is not a part of the Operating Expenses of the Building (the portion of Monthly Rental which is not part of the Operating Expenses of the Building is initially Fourteen and 65/100 Dollars ($14.65) per square foot of Net Rentable Area per annum) and multiplying said amount by fifty percent (50%) of the percentage increase in the Consumer Price Index which occurred over the yearly period between the month of December in the calendar year preceding the calendar year as to which the adjustment is being made and the previous month of December. The increase in Monthly Rental as determined above for each given calendar year shall be accumulated over the Lease Term, and the cumulative annual additions to Monthly Rental shall be added to the initial Base Rent figure set out above to determine, for each succeeding calendar year, the annual increase in Monthly Rental. (See the further explanation and formula set out at Paragraph 8 of the Special Stipulations, Exhibit "F.") If the Monthly Rental cannot be calculated by the end of any calendar year because of the unavailability of the then current Index, Tenant shall continue to pay the then existing Monthly Rental, and Landlord shall prepare as soon as practicable (but in no event later than April 1 of each successive calendar year) a statement reflecting the increase in Monthly Rental for the calendar year in question. Within ten (10) days following receipt of Landlord's statement, Tenant shall also pay any amounts due from Tenant because of such adjustments for months in which Tenant would have paid a greater Monthly Rental had such figure been calculated earlier. If Tenant's payments have been in excess of the increased Monthly Rental due, Tenant shall be provided a credit for such excess amount applied to the next installment of Monthly Rental due by Tenant; provided that in no event shall Monthly Rental ever be less than the initial Monthly Rental hereunder.

         (e) "Consumer Price Index" shall be the Consumer Price Index for All Urban Consumers - U.S. City Average for All Items (1982-84 = 100) of the Bureau of Labor Statistics of the United States Department of Labor. If the Consumer Price Index published by the Department of Labor, Bureau of Labor Statistics, is changed so that it affects the calculations achieved hereunder, the Consumer Price Index shall be converted in accordance with a conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Price Index is discontinued or revised during the Term of this Lease, such other government index or computation with which it is replaced or which it most closely resembles shall be used in order to obtain substantially the same result as would have been obtained if the Consumer Price Index had not been discontinued or revised. If the Consumer Price Index is discontinued and no government index or computation then replaces or closely resembles the same, Landlord and Tenant shall in good faith agree upon a suitable substitute.

         (f) "Operating Expenses of the Building" shall mean all expenses of every kind, both fixed and variable and including, without limitation, any and all federal, state and local taxes (except income taxes), fees and assessments now or hereafter existing, as are incurred with respect to the ownership, management, operation, or maintenance of the Building, all as recorded on an accrual basis and in accordance with accepted principles of sound management and accounting practices applicable to first-class office building complexes. "Tenant's proportionate share of the Operating Expenses of the Building" shall mean, for any period, the amount determined by multiplying the Operating Expenses of the Building for such period by a fraction, the numerator of which shall be the then current Net Rentable Area of the Leased Premises, and the denominator of which shall be 180,741 square feet. Provided, however, in no event shall operating expenses include: (A) the cost of any service, e.g., electricity, that Landlord separately sells to tenants and for which Landlord is entitled to be reimbursed by such tenants; (B) leasing commissions, attorney fees and other costs and expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or prospective tenants;
(C) the cost of any work or service performed for any specific tenant of the Building (as distinguished from work or services performed generally for all tenants); (D) management fees in excess of four percent (4%) of gross annual collections for the Building; (E) any other interest or amortization of debt except as specified in the Agreement; (F) compensation paid to clerks or attendants in concessions or newsstands; (G) any cost or expense for which Landlord is separately reimbursed or for which Landlord receives a credit from any other party; (H) any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority or violation of any lease; (I) any item of a capital nature including but not limited to capital improvements, capital repairs, capital equipment and capital tools which, under generally accepted accounting principles, are not regarded as operating or maintenance expenses; or (J) costs incurred by Landlord to comply with the Americans With Disabilities Act in the common areas of the Building. Landlord, upon the request and reasonable notice of Tenant, shall make Landlord's books and records available to Tenant, during normal business hours and upon reasonable notice, for review by Tenant for compliance with this Paragraph.

         The Monthly Rental provided for herein is based, in part, upon Landlord's estimate of Operating Expenses of the Building. For the purpose of this Lease, the initial Operating Expenses of the Building are stipulated to be on an annual basis, Five and 85/100 Dollars ($5.85) multiplied by the number of square feet of Net Rentable Area in the entire Building, which square footage is agreed to be 180,741.

         Commencing January 1, 1998, and on or about each January 1 thereafter (or as soon thereafter as practicable), Landlord shall provide Tenant with a comparison of the Operating Expenses for the immediately preceding twelve (12) month period (or, in the case of 1997, extrapolated expenses for said 12-month period, based upon actual Operating Expenses for the months in 1997 during which the Building was operational) and the projected Operating Expenses for the then-current calendar year, and Tenant shall pay as "additional rent" Tenant's share of the projected increase, if any, in the projected Operating Expenses for the then-current year to the extent expenses for the then-current year are projected to exceed Five and 85/100 Dollars ($5.85) per square foot of Net Rentable Area in the Building per annum. One-twelfth (1/12) of such projected increase in Operating Expenses shall be payable by Tenant monthly in advance. If Landlord has not furnished Tenant with Landlord's projected Operating Expenses for the then-current year by January 1, Tenant shall continue to pay any additional rent on the basis of the prior year's projected Operating Expenses until the month after the current year's projected Operating Expenses have been provided by Landlord. Landlord shall, within one hundred twenty (120) days (or as soon thereafter as practicable) after the close of each calendar year, provide Tenant an unaudited statement of such year's actual Operating Expenses compared to the initial Operating Expenses. If actual Operating Expenses are greater than the projected Operating Expenses, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Operating Expenses are greater than actual Operating Expenses, Landlord shall credit Tenant with Tenant's Share of the difference between projected Operating Expenses and the greater of actual Operating Expenses or Initial Operating Expenses. In no event shall the initial Monthly Rental ever be reduced.

         If this Lease commences or terminates at any time than the first day of a calendar year, the amount of additional rent due from Tenant shall be proportionately adjusted based on that portion of the calendar year that this Lease was in effect.

4.       SECURITY DEPOSIT

         Tenant hereby deposits with Landlord on the date hereof the sum of Thirty-Eight Thousand One Hundred Sixteen and 33/100 Dollars ($38,116.33), which sum shall be held by Landlord, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease. Landlord shall pay interest to Tenant on said security deposit at the rate of five percent (5%) per annum, which interest payments shall be made by Landlord no more than once in any period of twelve consecutive months during the Term. It is understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any default or event of default by Tenant, Landlord, may from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant's default; and Tenant shall pay to the Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant or Tenant's last, permitted assignee at such time after termination of this Lease when Landlord shall have determined that Tenant's obligations under this Lease have been fulfilled, but in no event later than 60 days after expiration. Landlord shall not be required to keep any security deposit separate from its general funds. Upon the occurrence of any event of default or default as described in this Lease said security deposit shall become due and payable to Landlord. Subject to the other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said deposit may be turned over to Landlord's grantee and, if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return; provided, however, Landlord's grantee must agree to assume all obligations of Landlord under the Lease.

5.       OCCUPANCY AND USE

         (a) Tenant shall use and occupy the Premises for general office purposes and for no other use or purpose without the prior written consent of Landlord.

         (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them; nor shall Tenant use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building; nor shall Tenant cause or maintain or permit any nuisance or breach of the peace, in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

6.       COMPLIANCE WITH LAWS

         Tenant shall be solely responsible for, and shall pay promptly and before delinquent, all federal, state, city, county and other taxes, license fees and assessments due or coming due during or after the Term of this Lease against Tenant, Tenant's interest in this Lease or Tenant's personal property or intangibles owned, placed in or generated in, upon or about the Premises by Tenant. Tenant shall not use the Premises in a manner which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, recommendations, rules, regulations and requirements of governmental, public or private authorities and agencies, which are now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted as may apply in relation to or affecting the condition, use, or occupancy of the Premises, including without limitation the Occupational Safety and Health Act (29 U.S.C. Sections 651, et seq., as amended) and the Americans With Disabilities Act (42 U.S.C. Sections 12101, et seq., as amended). Upon demand, Tenant shall pay to Landlord as additional rent, to be added to any installment of rent thereafter becoming due, any cost incurred by Landlord in curing any default or meeting any obligation of Tenant under this Paragraph, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

7.       ALTERATIONS

         Tenant shall not make or suffer to be made any material alterations, additions, changes or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord; such consent not to be unreasonably withheld or delayed; and any such alterations, additions, changes or improvements in, on, or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the Term hereof, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alterations, additions, changes or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, statutes, ordinances, rules and regulations public and private, and all requirements of Landlord's and Tenant's insurance policies, and in accordance with plans and specifications approved by Landlord (such approval not to be unreasonably withheld, delayed or conditioned). At Landlord's option, Tenant shall pay to Landlord a fee equal to ten percent (10%) of the cost and expense of any alterations, additions, changes or improvements in or to said Premises after the Commencement Date; said fee shall (i) be due and payable prior to performance of any such alterations, additions, changes or improvements, and
(ii) compensate Landlord for Landlord's coordination, supervision and overhead resulting from said alterations, additions, changes or improvements. Any contractor or person selected by Tenant to make the same, and all subcontractors, must first be approved in writing by Landlord; or, at Landlord's option, the alteration, addition or improvement shall be made by Landlord for Tenant's account and Tenant shall reimburse Landlord for the cost thereof upon demand, provided that the cost is less than or equal to and workmanship is equal to or greater than contractor or person selected by Tenant. Upon the expiration or sooner termination of the Term herein provided, Tenant shall upon demand by Landlord (and provided Landlord conditioned its consent to such alterations upon same), at Tenant's sole cost and expense, forthwith and with all due diligence remove any and all alterations, additions or improvements made by or for the account of Tenant, designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition as improved with the tenant improvements described in the plans and specifications.

8.       REPAIR

         By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition, and repair, subject to any minor items commonly considered punchlist items in the construction industry that remain to be corrected or finished. Tenant shall, at all times during the Term hereof at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements. Landlord shall at all times during the term hereof keep in good condition and repair, consistent with current practices of class A office buildings in Atlanta, Georgia, the roof, foundations and exterior walls of the Building and the heating and air-conditioning equipment, utilities and pipes. Tenant shall upon the expiration or sooner termination of the Term hereof, unless Landlord demands otherwise as in this Paragraph provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements excepted. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof except as specified in Exhibit "C" attached hereto and made a part hereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

9.       LIENS

         Tenant shall keep the Premises free from any liens arising out of work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to Landlord by Tenant on demand and with interest at the rate per annum of four percent higher than the prime commercial lending rate from time to time of Sun Trust Bank in Atlanta, Georgia; provided, however, that if such rate exceeds the maximum rate permitted by law the maximum lawful rate shall apply; the interest rate so determined is hereinafter called the "Agreed Interest Rate." Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days prior written notice of commencement of any construction on the Premises.

10.      ASSIGNMENT AND SUBLETTING

         (a) Tenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided for herein, nor shall Tenant permit any lien to be placed on Tenant's interest by operation of law; provided that Landlord's consent to assignment or subletting shall not unreasonably be withheld, delayed or conditioned. Tenant shall (i) by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than fifteen (15) days or more than ninety (90) days after the date of Tenant's notice) to assign this Lease or to sublet the Premises or any portion thereof for any part of the Term hereof; said notice by Tenant shall state the name and address of the proposed assignee or subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice; and (ii) supply Landlord with such information, financial statements, verifications and related materials as Landlord may request or desire to evaluate the written request to sublet or assign. Within ten

(10) business days after Landlord's receipt from Tenant of all the items specified in the immediately preceding sentence, Landlord shall have the right, exercisable in its reasonable discretion, to consent to the proposed subletting or assignment, or to disapprove the proposed subletting or assignment. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of the Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting.

         (b) Any subletting or assignment hereunder by Tenant shall not result in Tenant's being released or discharged from any liability under this Lease. As a condition to Landlord's prior written consent as provided for in this Paragraph, the assignee or subtenant shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease or assignment and an agreement of said compliance by each subtenant or assignee.

         (c) Tenant shall reimburse Landlord, within ten (10) days from receipt of Landlord's invoice, all Landlord's reasonable administrative costs and expenses, including legal fees, for reviewing and processing any requests for Landlord's consent made by Tenant with respect to the subject matter of this Paragraph; provided, however, such costs shall not exceed $1,000 per request.

         (d) Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any such subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph shall be void.

11.      INSURANCE AND INDEMNIFICATION

         (a) Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Leased Premises by or from any cause whatsoever, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire or explosion of the Building or the Office Park of which it is a part or any part thereof, except as caused by Landlord's negligence or willful misconduct.

         (b) Tenant shall hold Landlord harmless from and defend the Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on, or about the Premises or any part thereof; (ii) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees. Tenant further agrees to indemnify and save harmless Landlord against and from any and all claims by or on behalf of any work or thing whatsoever done by Tenant in or about or from transactions of Tenant concerning the Premises, and will further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees and licensees, and from and against all cost, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability for which Tenant must indemnify Landlord hereunder, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring prior to expiration or termination of this Lease shall survive any such expiration or termination. Notwithstanding anything to the contrary herein, Tenant's indemnification of Landlord under this Paragraph is expressly limited to the insurance coverages required of Tenant pursuant to paragraph 11(c) hereof, plus any deductible.

         (c) Tenant agrees to purchase at its own expense and to keep in force during the term of this Lease a policy or policies of workers' compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of at least Five Million Dollars ($5,000,000.00) combined single limit per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policies shall: (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the workers' compensation policy, which shall instead include waiver of subrogation endorsement in favor of Landlord); (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Georgia; and (iii) provide that said insurance shall not be cancelled unless thirty (30) days' prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term of this Lease and upon each renewal of said insurance.

12.      WAIVER OF SUBROGATION

         Each of Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by fault or negligence of the other party, or by anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only to such extent that such releases shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releasor's policies of insurance shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to coverage thereunder, and then only to the extent of the insurance proceeds payable under such policies. Landlord and Tenant each hereby covenant and agree to use commercially reasonable efforts to cause their respective insurance carrier(s) to include in their policy(ies) such a clause or endorsement. Nothing in this paragraph 12 shall be deemed to relieve Landlord of its obligations respecting the repair or restoration of Premises in the event of any casualty.

13.      SERVICES AND UTILITIES

         (a) Landlord shall maintain the Common Area (as herein defined) and the public and common areas of the Building, including lobbies, stairs, elevators, escalators, parking facilities, loading docks and areas, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense. In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air-conditioning or other similar systems over and above that provided by Landlord, the installation, care, expenses and maintenance of each such system shall be borne by and paid for by Tenant.

         (b) Provided Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the Rules and Regulations of the Building, Landlord agrees to furnish to the Premises during ordinary business hours of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Sundays and legal holidays), electrical service equal to three and one-half (3.5) watts per rentable square foot, heat and air-conditioning required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises, janitorial services during the times and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service.

         Landlord shall be under no obligation to provide additional or after-hours heating or air-conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay to Landlord a reasonable charge for such services as determined from time to time by Landlord. Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all rules, regulations and requirements which Landlord may prescribe for the proper functioning and protection of lighting, heating, ventilating, and air-conditioning systems and to comply with all laws, ordinances and regulations respecting the conservation of energy. In the event heat-generating machines, excess lighting or equipment used in the Premises affect the temperature normally maintained by the air-conditioning units in the Premises, Tenant shall pay to Landlord, upon demand by Landlord, all costs incurred by Landlord in excess of the ordinary costs of maintaining the normal temperature of the Premises.

Landlord agrees to furnish to the Lease Premises electricity for general office purposes and hot and cold water for lavatory and drinking purposes, subject to the provisions of subparagraph 13(c) below. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, but Landlord will exercise commercially reasonable efforts to furnish uninterrupted service; provided, however, if said utility interruptions continue for more than five (5) continuous days Tenant shall be entitled to an abatement of rent for each day of interruption.

         (c) Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines, and machines using excess lighting or electrical current which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor will Tenant connect with electrical current, except through existing electrical outlets in the Premises, or water pipes in the Premises, any apparatus or device for the purpose of using electrical current or water. If Tenant in Landlord's judgment shall require water or electrical current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises in order to measure the amount of water, electrical current or other resource consumed for any such other use. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electrical current or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electrical current or other resource so consumed. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and service, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

         (d) Any sums being payable under this Paragraph shall be considered additional rent and shall be added to the next installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

         (e) Tenant shall not provide any regular janitorial services without Landlord's written consent and then only through a janitorial contractor or employees at all times satisfactory to and under supervision of Landlord. Any such services provided by Tenant shall be at Tenant's sole expense, risk and responsibility.

14.      ESTOPPEL CERTIFICATE

         Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord in recordable form an Estoppel Certificate substantially as attached hereto as Exhibit "D" and made a part hereof, and being modified as necessary to indicate thereon any exceptions thereto which may exist at that time. Failure of Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit "D" are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by Landlord or by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein, or by anyone to whom Landlord may provide said certificate.

15.      HOLDING OVER

         Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Leased Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes: (i) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease; or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the Monthly Rental (or daily rental under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to one hundred fifty percent (150%) of the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord as additional rent due and payable, all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Lease Premises. In any such events, Tenant shall vacate the Lease Premises and deliver full possession to Landlord upon the giving to Tenant by Landlord of ten (10) days' written notice and demand therefor. The provisions of this Paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed by Tenant, or of any other right of Landlord.

16.      SUBORDINATION

         Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist-or hereafter be executed affecting the Building or the Property upon which the Building is situated or both; and (b) the lien or interest of any mortgage or deed to secure debt which may now exist or hereafter be executed in any amount for which said Building, Property, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any such ground leases or underlying leases or any such liens or interests of mortgages or deeds to secure debt. In the event that any ground lease or underlying lease is terminated for any reason or any mortgage or deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest, provided such successor assumes all obligations of Landlord (i) under the Lease to the extent said obligations accrue after the date title to the Building vests in the successor, and (ii) with respect to the security deposit referred to in Paragraph 4 of this Lease. Tenant agrees to execute such non-disturbance and attornment agreements as the holder of any mortgage or deed to secure debt may reasonably require. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant agrees to execute such non-disturbance and attornment agreements as the holder of any mortgage or deed to secure debt and Tenant shall agree to, each acting reasonably.

17.      RE-ENTRY BY LANDLORD

         Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants (as to tenants, only during the last 12 months of the term), to post notices of nonresponsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction, actual or constructive, of Tenant from the Premises or any portions thereof; provided, however, Landlord shall repair any damage caused by such entry. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, parking facilities, loading docks and areas, delivery and pick-up areas or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

18.      INSOLVENCY OR BANKRUPTCY

         The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

19.      DEFAULT AND REMEDIES

         (a) The following events shall be deemed to be events of default by Tenant under this Lease:

                  (1) Tenant shall fail to pay when or before due any sum of money, in whole or in part, becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of ten (10) days from the date such payment was due; or

                  (2) Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within twenty (20) days (except immediately and forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or

                  (3) Tenant shall fail to vacate the Leased Premises immediately and forthwith upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only; or

                  (4) If, in spite of the provisions hereof, the interest of Tenant shall be levied upon under execution or be attached by process of law, or Tenant shall fail to contest diligently the validity of any lien or claimed lien upon the Leased Premises and give sufficient security to Landlord to insure payment thereof, and such default shall continue for ten (10) days after written notice thereof to Tenant.

         (b) Upon the occurrence of any such events of default described in subparagraph (a) above or elsewhere in this Lease, Landlord shall have the option, at its election, to terminate this Lease or to terminate Tenant's right to possession only, without terminating this Lease, and to pursue any one or more of the following remedies without any further notice or demand whatsoever, provided that, upon any termination of this Lease, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant shall in either event surrender possession and vacate the Leased Premises immediately, upon the expiration of five (5) days next following the giving by Landlord to Tenant of written notice demanding same, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Leased Premises in such event with or without process of law and to repossess Landlord of the Leased Premises and to expel or remove Tenant and any others who may be occupying or within the Leased Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such re-entry and expulsion, and without relinquishing any right given to Landlord hereunder or by operation of law:

                  (1) Upon termination of this Lease, Landlord shall be entitled to recover as damages, all rent, including any amount treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of: (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated Term hereof, less the fair rental value of the Leased Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph
(b)(2) hereinbelow relating to recovery of the Leased Premises, preparation for reletting and for reletting itself) and (ii) the cost of performing any other covenants which otherwise would have been performed by Tenant; or

                  (2)      Alternatively to the remedy provided in subparagraph
(b)(1) hereinabove, upon any termination of Tenant's right to possession only without termination of this Lease, Landlord may, at Landlord's option, enter into the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (b)(1) above, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent hereunder, for the full Term; and Landlord may then or thereafter sublet the Premises or any part thereof, on such occasions and terms as may be determined in Landlord's sole discretion and, in such event, if the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining Term hereof, together with the costs of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorneys' fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums failing due under this subparagraph from time to time.

                  (3)      In either of the events set forth in subparagraphs
(b)(1) and (b)(2) hereinabove, Landlord may, but need not, relet or sublet the Premises or any part thereof, as the case may be, for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Leased Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Leased Premises as a part of a larger area, and the right to change the character and use made of the Leased Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Leased Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses for reletting including, without limitation, any broker's commission incurred by Landlord.

         (c) Should Landlord, acting reasonably and in good faith, determine that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder, Landlord may, in Landlord's option, upon Tenant's continued failure to so maintain, repair or replace after twenty (20) days notice from Landlord, enter into and upon the Leased Premises, with or without process of law and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom; and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

         (d) Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Leased Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

         (e) In exercising any of the remedies set forth in this Lease with respect to entry or re-entry of the Leased Premises, Landlord shall not be civilly or otherwise liable to Tenant for any damage to Tenant's property unless same is solely caused by the intentional or wanton willful and reckless conduct of Landlord.

         (f) Pursuit by Landlord of any of the foregoing remedies shall not, except as set forth in the alternative in the case of those remedies provided in subparagraphs (b)(1) and (b)(2) hereinabove, preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or available in equity (as such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Except for a written termination notice signed by Landlord, no act or thing done by Landlord or its agents during the Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, or as accord and satisfaction of any liability of Tenant, unless Landlord expressly so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon any event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with any attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay all reasonable attorneys' fees so incurred, said attorneys' fees being deemed additional rent due hereunder upon the next date the payment by Tenant of rent or any installment thereof is due.

         (g)      Without limiting the foregoing:

                  (1) Service of process upon Tenant may be had by serving any officer, director or employee of Tenant at or upon the Leased Premises and Landlord or anyone acting therefor shall at all times have the right to enter, seek out and locate any appropriate person for such purpose;

                  (2) Service of process upon Landlord may be had by serving any registered agent or partner of Landlord, or any person acting therefor, at Landlord's offices in the Building or elsewhere;

                  (3) Provided, however, neither Landlord nor Tenant hereby waive the right to serve each other with process by any other lawful means;

                  (4) Landlord and Tenant expressly waive any right to trial by jury; and

                  (5) To the extent permitted by existing or future law of the State of Georgia, Tenant expressly waives any and all rights of redemption granted by or under any existing or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

20.      DAMAGE BY FIRE OR OTHER CASUALTY

         (a) If the Building, improvements, or Leased Premises are rendered partially or wholly untenantable by fire or other casualty, and if such damage, in Landlord's reasonable estimation, as set forth in the written notice delivered to Tenant within forty-five (45) days of such fire or other casualty, cannot be materially restored within one hundred-fifty (150) days of such damage, then either Tenant or Landlord may, at its option, terminate this Lease as of the date of such fire or casualty by written notice to the other within sixty (60) days of such fire or other casualty. For purposes hereof, the Building, improvements, or Leased Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Leased Premises for the purpose for which the Premises were being used at the time of such fire or casualty.

         (b) If this Lease is not terminated pursuant to this Paragraph, then Landlord shall proceed with all due diligence to repair and materially restore the Building, improvements (including all of the Tenant improvements done by Landlord for Tenant) or Leased Premises, as the case may be, and thereafter to restore same as near to the condition in which same existed prior to the casualty as is reasonably feasible under all the circumstances (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term of this Lease exclusive of any option which is unexercised at the date of such damage).

         (c) If this Lease shall be terminated pursuant to this Paragraph, the Term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the Term hereof. If this Lease shall note be terminated pursuant to this Paragraph and if the Leased Premises is untenantable in whole or in part following such damage, the rent payable during the period in which the Leased Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail substantially to complete such repairs and material restoration within one hundred fifty (150) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon this Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

         In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Leased Premises by Tenant, but this exclusion does not include the initial buildout in accordance with the plans and specifications for Tenant by Landlord. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or the Leased Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord's insurance may be subject to control by the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Leased Premises, the Building, or the Property. In no event shall Landlord be required under this Lease to incur any expenses in excess of available insurance proceeds and the deductibles for the purpose of repairing or restoring the Building or the Premises after a fire or other casualty.

         (d) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Leased Premises, Building or the Property requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end upon the expiration of said fifteen (15) days as if the end of such period were the date originally fixed in this Lease for the expiration of the Term.

         (e) In the event of any damage or destruction to the Building, the Leased Premises by any peril covered by the provisions of this Paragraph, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or his licensees from such portion or all of the Building or the Leased Premises as Landlord shall request and Tenant hereby indemnifies and holds Landlord harmless from any loss, liability, costs, and expenses, including attorneys' fees, arising out of any claim of damage or injury as a result of any alleged failure to properly secure the Leased Premises prior to such removal,

21.      CONDEMNATION

         (a) If any substantial part of the Building, improvements, or Leased Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Building or the Leased Premises for the purpose for which it is then being used, this Lease shall terminate on the date title vests in the taking authority in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Term hereof.

         (b) If part of the Building, improvements, or Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph
(a) above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building, improvements, and Leased Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances. In no event, however shall Landlord be required under this Lease to incur any expenses in excess of available proceeds from any taking contemplated hereby for the purposes of restoring the Building or the Premises after any such taking.

         (c) Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets outside the Office Park of which the Building is a part, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may separately claim and receive from the condemning authority, if legally payable, compensation for Tenant's removal and relocation costs, for Tenant's loss of business and/or business interruption.

         (d) Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term of this Lease, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continued to pay in full all rent payable hereunder by Tenant during the Term of this Lease; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of occupancy of the Premises during the Term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term of this Lease.

         (e) Notwithstanding anything to the contrary contained in this Paragraph 21 or elsewhere in this Lease, in the event of any condemnation, Landlord shall be entitled to receive its entire award without deduction therefrom for any estate vested in Tenant by the Lease (none is intended), but Tenant shall have the right to make a separate claim with the condemning authority for, and to receive therefrom: (i) any moving expenses incurred by Tenant as a result of such condemnation; (ii) any costs incurred or paid by Tenant in connection with any alteration or improvement made by Tenant to the Premises; (iii) the value of any of Tenant's property taken; (iv) any award Tenant is entitled to receive under subparagraph (d) of this Paragraph 21; and
(v) any other separate claim which Tenant may hereafter be permitted to make under applicable law, provided, however, that such other separate claim shall not reduce or adversely affect the amount of the Landlord's award.

22.      SALE BY LANDLORD

         In the event of a sale, conveyance or assignment by Landlord of all or any portion of the Building or Landlord's interest therein, or in or of the Leased Premises, or if the Building or the Leased Premises comes under the control of a mortgagee, ground lessor or similar party -- provided such mortgagee, ground lessor, or similar party assumes Landlord's obligations (i) under this Lease to the extent said obligations accrue after the date title to the Building vests in the successor , and (ii) with respect to the security deposit referred to in Paragraph 4 of this

Lease -- the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease, and to recognize such successors as Landlord or to attorn thereto and execute, at this Landlord's request, an attornment agreement therewith.

23.      RIGHT OF LANDLORD TO PERFORM

         All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If the Tenant shall fail to pay any sum of money or incur any expense, other than rent, required to be paid by Tenant hereunder, whether or not such failure constitutes a breach of this Lease, and such failure shall continue for ten (10) days after notice thereof by the Landlord, the Landlord may, but shall not be obligated to do so, and without waiving or releasing the Tenant from any obligations of the Tenant, make any such payment or incur any such expense or perform any such act on the Tenant's part to be made or performed as in this Lease required to be adopted by Tenant. All sums so paid by the Landlord and as necessary incidental costs together with interest thereon at the rate of one and one-half percent (11/2%) per month, which is eighteen percent (18%) per annum, from the date of such payment by the Landlord, shall be payable as additional rent to the Landlord on demand, and the Tenant covenants to pay any such sums, and the Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of rent.

24.      SURRENDER OF PREMISES

         (a) Tenant shall, at least one hundred-eighty (180) days before the last day of the Term hereof, give to Landlord a written notice of any intention to surrender the Premises on that date, but nothing contained herein or in the failure of Tenant to give such notice shall be construed as an extension of the Term hereof or as consent of Landlord to any holding over by Tenant.

         (b) At the end of the Term or any renewal thereof or other sooner termination of this Lease, the Tenant will peaceably deliver up to the Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or elements alone excepted. So long as Tenant is not in default hereunder, Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, title to same remaining in Tenant until such termination, repairing any damage caused by such removal. Property not so removed within thirty (30) days shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, unless otherwise then or previously agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, all permanent improvements by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant and repair any damage resulting from such removal. Property not so removed within thirty (30) days of the last day of the Term shall be abandoned by Tenant, and title to the same shall thereupon pass to Landlord.

         (c) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

25.      WAIVER

         If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord or Tenant of any term, covenant or condition contained in this Lease may only be made by a writing, shall be effective only with respect to the subject matter stated therein, and only for such time and to such extent as provided therein.

26.      PARKING

         Provided Tenant is not in default under this or any other Lease with Landlord, Landlord shall provide, for the non-assigned use of Tenant, eighty-one
(81) parking spaces. Said spaces shall not be reserved or otherwise designated at any certain level or other place. Landlord reserves the right to designate spaces at a future date. During the initial 60-month period of the Lease Term, there shall be no additional charge to Tenant under this Lease for the parking privileges specified in this Paragraph.

27.      NOTICES

         Each notice required or permitted to be given under this Lease shall be sent by hand delivery or by depositing it with the United States Postal Service or the official successor thereto, certified or registered mail, return receipt requested, with adequate postage prepaid, addressed to the appropriate party as hereinafter provided. Each such notice shall be effective upon being hand-delivered or deposited with the United States Postal Service, as the case may be, but the time period in which a response to any such notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the notice by the addressee thereof, as evidenced by the delivery record of the messenger or courier service or by the return receipt of the United States Postal Service, as the case may be. Rejection or other refusal by the addressee to accept or the inability of the messenger or courier service, or the United States Postal Service, to deliver because of a changed address of which no notice was given, shall in any case be deemed to be the receipt of the notice sent. The addresses of Landlord and Tenant are as follows:

         Landlord:                  Regency Park West Associates, L.P.
                                    2929 Lenox Road
                                    Atlanta, Georgia 30324

         With copy to:              GE Capital
                                    One Georgia Center
                                    600 West Peachtree Street, Suite 800
                                    Atlanta, Georgia 30308
                                    Attn: Asset Manager

         Tenant:                    Witness Systems Delaware, Inc.
                                    1105 Sanctuary Parkway
                                    Suite 210
                                    Alpharetta, Georgia 30201
                                    Attn: James W. Judson, President

         Any party shall have the right from time to time to change the address to which notices to it shall be sent and to specify up to two additional addresses to which copies of notices to it shall be sent by giving to the other party or parties at least thirty (30) days prior notice of the changed address or additional addresses.

28.      CERTAIN RIGHTS RESERVED TO LANDLORD

         Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

         (a)      To change the name of the Building or the Office Park;

         (b) To designate all sources furnishing sign painting and lettering, towels, valet service and toilet supplies, lamps and bulbs used in the Leased Premises;

         (c)      To retain at all times pass keys to the Leased Premises;

         (d) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

         (e) To close the Building after regular work hours and on legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and

         (f) To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Leased Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Leased Premises or the Building or Landlord's interest, or as may be necessary or desirable in the operation of the Building.

         Landlord may enter upon the Leased Premises and may reasonably exercise any or all of the foregoing rights hereby without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to the Tenant and without abatement of rent or affecting any of the Tenant's obligations hereunder.

29.      ABANDONMENT

         Tenant shall not vacate or abandon the Premises at any time during the Term, and if Tenant shall abandon, vacate, or surrender said Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant-and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall, at the option of Landlord, thereupon pass to Landlord.

30.      SUCCESSORS

         Subject to the provisions of Paragraph 10 hereof, the terms, covenants, and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

31.      ATTORNEYS' FEES

         In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the court in such action or proceeding.

32.      CORPORATE AUTHORITY

         If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each and every one of the persons signing on behalf of the corporation are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

33.      MORTGAGEE APPROVALS

         Any provisions of this Lease requiring the approval or consent of Landlord shall not be deemed to have been unreasonably withheld if any mortgagee (which shall include the holder of any deed to secure debt) of the Premises, Building or Property or any portion thereof shall refuse or withhold its approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith.

34.      LANDLORD'S LIEN

         (INTENTIONALLY OMITTED)

35.      QUIET ENJOYMENT

         Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the Rentals and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the Term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. In the event this Lease is a sublease, then Tenant agrees to take the Leased Premises subject to the provisions of the prior leases. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

36.      LIMITATION OF LANDLORD'S LIABILITY AND EXCULPATION OF PARTNERS

         In no event shall Landlord's liability for breach of this Lease exceed the amount of rent then remaining unpaid for the then current Term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. Furthermore, any liability of Landlord hereunder shall be enforceable only for and out of the interest of Landlord in the Building. Anything to the contrary contained in this Lease notwithstanding there shall in no event be any personal or derivative liability with respect to, arising from or related in any manner to the terms, covenants, conditions and provisions of this Lease or their application, sought or enforced against any persons, firms or other entities who constitute the partners of Landlord, and Tenant hereby exculpates each and all partners of Landlord from any and all liability arising from or relating to this Lease and its provisions or from Landlord's status as such hereunder. Tenant shall, subject to the rights of any ground lessor, mortgagee or holder of any security interest, look solely to the interest of Landlord, its successors and assigns, in the Building for the satisfaction of each and every remedy, if any, of Tenant as against Landlord herein, including default by Landlord hereunder, and shall in no event have or seek such satisfaction out of the separate assets of, or from, any partner of Landlord.

37.      RIGHT TO RELOCATE

         If the size of Tenant's Premises shall be less than 2500 Net Usable square feet, Landlord reserves the right to relocate Tenant during the Term of this lease or any renewal hereof, to other office space within the Building. If Landlord exercises this right to relocate Tenant, then any and all costs incident to said relocation shall be the responsibility of Landlord; said costs to be determined prior to the relocation of Tenant.

38.      NO ESTATE IN TENANT

         This Lease will create the relationship of Landlord and Tenant only, and no estate shall pass out of Landlord, Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant, except as provided for herein and in compliance herewith.

39.      DISCLAIMER OF CREATION OF PARTNERSHIP OR JOINT VENTURE

         This Lease shall not be deemed to create or constitute a partnership or joint venture of and between Landlord and Tenant for any purpose; nor is Landlord to be deemed for any purpose a master, servant, employer, employee, principal or agent of Tenant.

40.      LEASE EFFECTIVE DATE

         Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and is not effective as a lease or otherwise until execution by both Landlord and Tenant.

41.      RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the Rules and Regulations printed on Exhibit "E" annexed to this Lease and all reasonable additions thereto as are from time to time now or hereafter at any time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building or the Office Park of any obligation under said Rules and Regulations.

42.      NO BROKERS

         Tenant represents and warrants to Landlord that, except for Bryant & Associates, no broker, agent, commission salesman or other person has represented Tenant in the negotiations for and procurement of this Lease and that, except for the commission payable to Bryant & Associates, no commission, fee or compensation of any kind is due and payable in connection herewith to any person or entity. Tenant and Landlord hereby acknowledge and agree that the commission payable to Bryant & Associates in connection with the Lease is the sole responsibility of Landlord, and that said commission shall be paid by Landlord to Bryant & Associates in accordance with the terms of a separate agreement. Tenant and Landlord also acknowledge that American Resurgens Management Corp. has acted as agent for Landlord in this transaction and is to be compensated for its services in connection therewith in accordance with a separate agreement with Landlord. American Resurgens Management Corp. has not acted as agent for Tenant in this transaction.

43.      RECORDING

         Neither this Lease, nor any memorandum hereof, shall be recorded by Tenant without Landlords prior written consent to such recording.

44.      MISCELLANEOUS

         (a) The Paragraph numbers and Paragraph headings herein, and designations of subparagraphs, are for convenience of reference only and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease, which shall be construed without reference thereto.

         (b) If this Lease is signed by more than one person, or if Tenant is a partnership, joint venture, or other business organization the members of which are subject to personal liability, the obligations and liability of each such person or member hereunder shall be joint and several.

         (c) The term "Landlord" in this Lease shall include Landlord and its successors and assigns.

         (d) The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine, feminine or neuter genders, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

         (e) The term "Office Park" means the business park owned by Lessor and composed of approximately 150 acres located along Rock Mill Road in Land Lots 592, 605, 606 and 639 of the 1st District, 2nd Section, Alpharetta, Fulton County, Georgia all as more particularly described in Exhibit "B" attached hereto and by this referenced made a part hereof.

         (f) The term "Common Area" means those portions of the Office Park lying outside the Building which are designated as "common areas" for the use, enjoyment and benefit of all owners or tenants of property located within the Office Park and their lessees, sublessees and invitees.

         (g) Time is of the essence of this Lease and each and all of its provisions.

         (h) This Lease shall in all respects be governed by and construed under the laws of the State of Georgia.

         (i) Tenant shall have no right to hold back, offset or otherwise fail to pay any rent, including additional rent, due or any other charges assessed under any provision of this Lease, for or on account of any claim or counterclaim alleged against Landlord, save and except pursuant to an order issued with prior notice to Landlord and after a hearing by a court of record of competent jurisdiction in the State of Georgia.

         (j) This Lease, together with its Exhibits and riders, if any, contains all the agreements of the parties hereto and supersedes any previous negotiations or agreements, whether oral or written. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, if any.

         (k) This Lease may not be modified except by a written instrument executed by all the parties hereto or their successors and assigns.

         (1) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof.

         (m) If, for any reason whatsoever, any clause, phrase, provision or portion of this Lease, or the application thereof to any person or circumstance, shall be or become invalid, unenforceable or ineffective, such event shall not affect, impair or render invalid, unenforceable or ineffective the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances. It is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is or may become invalid, unenforceable or ineffective, there be added as a part of this Lease a clause, phrase, provision or portion as like and similar in terms to such invalid, unenforceable or ineffective clause, phrase, provision or portion as may be valid, enforceable and effective.

         (n) Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party so charged shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to causes of any kind whatsoever including, without limitation, acts or events of force majeure, which are beyond the control of that party. The period for performance of any such delayed action by the party so charged shall be extended for a period equivalent to the period of such delay.

         (o) Notwithstanding any other provisions of this Lease to the contrary, if the Commencement Date hereof shall not have occurred before the twentieth (20th) anniversary of the date hereof, this Lease shall be null and void and neither party shall have any liability or obligation to the other hereunder. The purpose and intent of this provision is to avoid the application of the Rule Against Perpetuities to this Lease.

45.      SPECIAL STIPULATIONS

         Additional provisions of this Lease, if any, are set forth in the Special Stipulations attached hereto and made a part hereof as Exhibit "F"'. In the event of a conflict between the preceding provisions of this Lease and the provisions of the Special Stipulations, Exhibit "F"', shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease under their hands and seals the day and year first above written, each warranting to the other that it has the authority to do so and the capacity to bind the respective entities identified as Landlord and Tenant hereunder.

                                  LANDLORD:

                                  REGENCY PARK WEST ASSOCIATES, L.P.,
                                  a Georgia limited partnership

                                  By: General Electric Credit Equities, Inc.,
                                  a Delaware corporation, general partner


                                  By:      /s/ Paul F. Martin
                                     -----------------------------------------
                                  Print Name:       Paul F. Martin
                                             ---------------------------------
                                  Print Title:      Authorized Signatory
                                              --------------------------------
                                                     (CORPORATE SEAL)

                                  TENANT:

                                  WITNESS SYSTEMS DELAWARE, INC.,
                                  a Delaware corporation
As to Tenant, signed, sealed
and delivered presence of:

                                  By:      /s/ James W. Judson
                                     -----------------------------------------
   /s/ Carla B. Karic             Print Name:       James W. Judson
------------------------------               ---------------------------------
Notary Public (Affix seal and     Print Title:      President
commission expiration date)                   --------------------------------

Commission Expires:  5/30/2000

                                   EXHIBIT "A"

                                 SANCTUARY PARK
                           LEASED PREMISES FLOOR PLAN


                            [2nd Floor Location Plan]

                                   EXHIBIT "B"

                                 SANCTUARY PARK
                          OFFICE PARK LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND lying and being In Land Lot 605 of the 1st District 2nd Section, Fulton County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE PONT OF BEGINNING, commence at an iron pin found at the point of intersection of the existing southeasterly right-of-may line of Old Roswell Road (60 foot right-of-way) with the north line of Land Lot 592, said District, Section and County (said point of commencement having a Georgia State Plane (West Zone) NAD (North American Datum) 1983 value of northing 1473253.944 and easting 2251098.642) and run thence south 89 degrees 17 minutes 16 seconds east, along said north line of said Land Lot 592, a distance of 19.79 feet to a point; run thence southwesterly along the arc of a curve to the right having a radius of 3,756.40 feet a distance of 50.65 feet to a point (said last point also being south 31 degrees 48 minutes 39 seconds west, a distance of 50.65 feet as measured along a chord line from the terminus of the last preceding course); run thence southeasterly along the arc of a curve to the left having a radius of
40.00 feet a distance of 97.34 feet to a point (said last point also being south 37 degrees 30 minutes 58 seconds east, a distance of 75.04 feet as measured along a chord line from the terminus of the last preceding course); run thence north 72 degrees 46 minutes 14 seconds east, a distance of 92.49 feet to a point; run thence northeasterly along the arc of a curve to the right having a radius of 490.00 feet a distance of 153.44 feet to a point (said last point also being north 81 degrees 44 minutes 29 seconds east, a distance of 152.81 feet as measured along a chord line from the terminus of the last preceding course); run thence south 89 degrees 17 minutes 16 seconds east, a distance of 189.64 feet to a point; run thence south 00 degrees 42 minutes 44 seconds west, a distance of
100.00 feet to a point; and run thence south 89 degrees 17 minutes 16 seconds west, a distance of 88.65 feet to a point on the southerly line of Sanctuary Parkway (private drive) at the TRUE POINT OF BEGINNING: From said true point of beginning, run thence the following course and distances along said southerly line of Sanctuary Parkway (private drive): south 89 degrees 17 minutes 16 seconds east, a distance of 193.83 feet to a point; southeasterly along the arc of a curve to the right having a radius of 662.00 feet a distance of 117.62 feet to a point (said last point also being south 84 degrees 11 minutes 52 seconds east, a distance of 117.47 feet as measured along a chord line from the terminus of the last preceding course); south 79 degrees 06 minutes 28 seconds east, a distance of 75.01 feet to a point; southeasterly, easterly and northeasterly along the arc of a curve to the left having a radius of 512.00 feet a distance of 166.25 feet to a point (said last point also being south 88 degrees 24 minutes 36 seconds east a distance of 165.52 feet as measured along a chord line from the terminus of the last preceding course); north 82 degrees 17 minutes 16 seconds east, a distance of 93.43 feet to a point; and northeasterly along the arc of a curve to the right having a radius of 387.00 feet a distance of 31.24 feet to a point (said last point also being north 84 degrees 35 minutes 39 seconds east, a distance of 31.23 feet as measured along a chord line from the terminus of the last preceding course); thence leaving said southerly line of Sanctuary Park (private drive) and proceeding the following courses and distances: south 02 degrees 23 minutes 43 seconds west, a distance of 394.44 feet to a point; south 07 degrees 38 minutes 44 seconds west, a distance of
273.31 feet to a point; south 24 degrees 33 minutes 54 seconds west a distance of 294.21 feet to a point; south 84 degrees 08 minutes 46 seconds west, a distance of 84.84 feet to a point; north 85 degrees 41 minutes 18 seconds west, a distance of 71.17 feet to a point north 76 degrees 26 minutes 55 seconds west, a distance of 80.76 feet to a point; north 68 degrees 31 minutes 39 seconds west a distance of 94.37 feet to a point; north 26 degrees 34 minutes 49 seconds west, a distance of 46.93 feet to a point; north 09 degrees 51 minutes 08 seconds east, a distance of 114.65 feet to a point; north 80 degrees 56 minutes 17 seconds west, a distance of 112.39 feet to a point; north 55 degrees 52 minutes 56 seconds west, a distance of 102.43 feet to a point; north 06 degrees 30 minutes 19 seconds east, a distance of 169.47 feet to a point; north 00 degrees 31 minutes 27 seconds west, a distance of 206.46 feet to a point; north 24 degrees 42 minutes 08 seconds east, a distance of 119.70 feet, to a point; north 04 degrees 52 minutes 04 seconds west, a distance of 55.08 feet to a point; and north 17 degrees 49 minutes 48 seconds west, a distance of 138.99 feet to a point on said southerly line of said Sanctuary Parkway (private drive) at the True Point of Beginning; the foregoing courses and distances being taken from Survey for Regency Park West Associates, L.P., dated June 10, 1996, and certified by John E. Norton, Georgia registered land survey or #1848, Engineering and Inspection Systems, Inc., and said property being shown as Parcel 1 on said Survey.

Parcel 1 is the property on which the Building is constructed; the 150-acre tract contemplated for development of the entire Office Park is depicted on Exhibit B-1 attached hereto.

                                  EXHIBIT "B-1"

                                 SANCTUARY PARK
                                 CONCEPTUAL PLAN


     Conceptual Plan for GE Capital and American Resurgens Management Corp.



       Smallwood, Reynolds, Stewart, Stewart & Associates, Inc. Architects


                  [Conceptual Design of Office Park - Graphic]

                                   EXHIBIT "C"

                                 SANCTUARY PARK
                      LEASED PREMISES IMPROVEMENT AGREEMENT

         In consideration of Tenant's execution of the Lease to which this Agreement forms an Exhibit, and for the mutual considerations hereinafter recited, Landlord shall provide to the Premises and Tenant shall receive, accept and provide the following:

SECTION (A) - ARCHITECTURAL, ENGINEERING AND OTHER SERVICES:

         (1) Landlord shall provide Tenant with an allowance of Thirty Thousand Five Hundred Sixty-Four and No/100 Dollars ($30,564.00) equivalent to One and 50/100 Dollars ($1.50) per square foot of Net Usable Area in the Leased Premises, for use by Tenant in obtaining architectural and engineering services prior and incident to construction of Tenant Improvements therein. Tenant, to the extent same is in excess of the above-stated Landlord's allowance, at its sole cost and expense and through Landlord's designated architect and/or engineer, shall then cause to be prepared plans and specifications for Tenant's Premises as follows:

                  (a) Detailed architectural drawings and specifications for Tenant's partition plan, reflected ceiling plan, power, communication, and telephone plan (location of data and telephone outlets with pull boxes only), electrical outlets, finish plan, elevations, details and sections; and

                  (b) Mechanical, electrical, plumbing and lighting plans and specifications where necessary for installation to base heating and air conditioning systems in the Building. (Landlord shall provide the architectural and mechanical services with respect to completion of the improvements outlined in Section B).

         (2) Landlord and Tenant hereby agree that time is of the essence and that the following sequence and schedule shall be strictly adhered to with respect to the design and development of Construction Documents and the ultimate construction of Improvements to Tenant's Premises:

                  (a) Landlord, or its designated agent shall prepare a cost estimate based upon the preliminary drawings on or before April 14, 1997;

                  (b) Tenant reviews and approves or adjusts the schematic pricing drawings and the cost estimate, and provides Landlord all remaining information needed to develop final Plans and Specifications by April 14, 1997;

                  (c) Landlord, based upon all information previously provided and approved by Tenant, authorizes Architect to prepare final Plans and Specifications on or before April 29,1997; and

                  (d) Tenant reviews and signs off on the final Plans and Specification prepared in accordance with (2)(c) above on or before April 29, 1997;

Upon receipt from Tenant of the approved final plans, specifications referred to in (2)(d) above, Landlord shall obtain a minimum of three (3) competitive bids and select a contractor, who shall substantially complete the work depicted or otherwise described on said final plans and specifications (the "Improvement Work") and deliver the Premises to Tenant by July 1, 1997 (subject to delays contemplated and provided for in the Lease). Landlord shall provide Tenant with an allowance (the "Tenant Improvement Allowance") of Three Hundred Twelve Thousand Three Hundred Sixty-Eight and No/100 Dollars ($312,368.00), equivalent to Fourteen and No/100 Dollars ($14.00) per square foot of Net Rentable Area in the Leased Premises. Should the cost of all improvements to Tenant's Premises exceed the Tenant Improvement Allowance, Tenant shall pay Landlord such excess costs prior to the time any portion of the Tenant Improvement Allowance is disbursed by Landlord to the contractor under the contract for Improvement Work. Said excess costs shall be deemed additional rent under the Lease. Failure by Tenant to pay any sums when due will constitute a failure to pay rent when due and be, at Landlord's option, an event of default by Tenant under the Lease. Any contractor-initiated change order must be reviewed and approved by Landlord and Tenant, which review and approval will not be unreasonably withheld. In the event that the total cost of the Improvement Work is less than $14.00 per square foot of Net Rentable Area, Tenant shall have the right to apply any unused portion of the Tenant Improvement Allowance up to -- but not exceeding -- $35,000.00 toward the costs associated with (i) installation of Tenant's telephone and computer equipment; and (ii) restore decoration of premises (e.g., paint, wallpaper and carpet.)

         (3) Should Tenant, subsequent to commencement of construction of Improvements to its Premises, modify the Plans and Specifications in any way, Tenant shall pay all additional costs thereby incurred by Landlord plus a fee of ten percent (10%) of the additional cost for Landlord's cost of coordination, supervision and overhead resulting from the revisions to said Plans and Specifications, excluding any additional architectural and/or engineering fees. All revised or additional Plans and Specifications are subject to Landlord's prior review and written approval. Should any revisions or additions to the original Plans and Specifications result in a delay of substantial completion of the Premises, Tenant agrees that such shall constitute a "Tenant Delay".

SECTION (B) - LANDLORD'S IMPROVEMENTS:

         Preliminary to completion of construction of the Tenant Improvement Work provided for elsewhere in this Agreement, the following improvements to the Premises (herein called "Base Building Work") shall have been or be completed by Landlord at its expense:

         (1) Perimeter walls and core walls completed, taped and bedded, ready for paint finish;

         (2) Floor - Unfinished concrete slab floor at the interior of the Leased Premises ready to receive carpeting or other floor covering;

         (3) Building - Standard 110-volt power supplied to the building core, together with building standard power grid installed in ceiling;

         (4) Men's and women's restroom facilities;

         (5) Sprinkler riser and main loop;

         (6) Building standard exit lights, fire extinguishers and cabinets within common areas, including the core area;

         (7) 2' X 2' ceiling grid system installed throughout with 2' X 2' ceiling tiles stacked on the floors;

         (8) Perimeter HVAC system installed from mixing boxes including ductwork and perimeter slot diffusers;

         (9) Building standard sprinkler distribution from main loop to sprinkler heads, and building standard chrome semi-recessed sprinkler heads;

         (11) Thin line (1") aluminum horizontal blinds to cover all exterior windows.

         (12) Electrical Service - Provision of at least 3.5 watts (but no more than 3.5 watts) per usable square foot of the Leased Premises. This service shall provide power for lighting fixtures, base and floor outlets and/or miscellaneous equipment. All additional electrical service exceeding 3.5 watts per usable square foot shall be separately connected and metered at the power source. Tenant shall pay for any and all costs to submeter and all excess power as metered on a monthly basis;

         (13) Heating, Ventilating and Air Conditioning Engineering and installation of the base building HVAC system to provide cool and warm air exterior zones supplied through slot diffusers in accordance with the following specifications:

                     Summer Conditions

        Inside Temperature        Outside Temperature
        ------------------        -------------------
        75 d.F dry bulb           92 d.F dry bulb

        50% relative humidity     78 wet bulb


                          Winter Conditions

        Inside Temperature        Outside Temperature

        72 d.F dry bulb           14 d.F dry bulb

         Any relocation of sprinklers or addition of sprinklers will be at Tenant's cost.

         All remaining preparation of the Leased Premises shall be considered as Tenant's Work, to be completed at Tenant's sole expense.

SECTION (C) - GENERAL PROVISIONS:

         (1) Landlord will permit Tenant and its agent to enter the Premises prior to the date specified as the Commencement Date of the Term of the Lease, allowing Tenant to perform through its own contractors (to be first approved by Landlord) such other work and decorations as Tenant may desire at the same time that Landlord's contractors are working in the Premises. The foregoing license to enter prior to the Commencement Date of the Lease Term, however, is conditioned upon Tenant's workmen and mechanics working in harmony with and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other Tenant(s) or their contractors, and not impeding or interfering with Landlord's work or the progress thereof. Such access shall at times be subject to the control and restrictions of the Landlord. Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations made prior to the Commencement Date of the Term of the Lease, the making of any of same being done solely at Tenant's risk.

         (2) Workers' compensation, and public liability insurance for bodily injury and property damage, all in required amounts and with company's name and on forms satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with the work, certificates of such insurance shall be furnished to Landlord.

         (3) If Tenant's contractors or anyone employed by Tenant shall cause a delay in completing Tenant's alterations, Tenant agrees that such delay will constitute a "Tenant Delay."

         (4) Should Landlord be unable to complete the work as scheduled as a result of a "Tenant Delay," Tenant shall pay to Landlord, as Additional Rent, one (1) day's base rent computed in accordance with the Lease for each calendar day of "Tenant Delay," as liquidated damages and not as a penalty, it being agreed that Landlord's damages and not as a penalty, it being agreed that Landlord's damages for such delay would be otherwise difficult to determine. Said Additional Rent will be due within thirty (30) days of Tenant's receipt of Landlord' notice therefor.

         (5) Landlord, upon prior notice to Tenant, reserves the right to make reasonable substitutions of equal or better quality and value for building standard materials in the event of unavailability of materials or due to field conditions.

         (6) Tenant and Landlord acknowledge, by execution in their respective spaces provided hereinbelow for that purpose; that the foregoing correctly set forth all the obligations of Landlord and Tenant with respect thereto are hereby extinguished and merged into this Agreement; and that each has full authority and consent to bind the respective contracting parties.

         IN WITNESS WHEREOF the parties have executed this Leased Premises Improvement Agreement this 15th day of April, 1997.

                                     LANDLORD:

                                     REGENCY PARK WEST ASSOCIATES, L.P.,
                                     a Georgia limited partnership

                                     By: General Electric Credit Equities, Inc.,
                                     a Delaware corporation, general partner


                                     By:     /s/ Paul F. Martin
                                        --------------------------------------
                                     Print Name:       Paul F. Martin
                                                ------------------------------
                                     Print Title:      Authorized Signatory
                                                 -----------------------------
                                                        (CORPORATE SEAL)



                                     TENANT:

                                     WITNESS SYSTEMS DELAWARE, INC.,
                                     a Delaware corporation
As to Tenant, signed, sealed
and delivered presence of:

                                     By:      /s/ James W. Judson, Jr.
                                        --------------------------------------
  /s/ Carla B. Karic                 Print Name:       James W. Judson, Jr.
------------------------------                  ------------------------------
Notary Public (Affix seal and        Print Title:      President
commission expiration date)                      -----------------------------

Commission Expires:  5/30/2000

                                   EXHIBIT "D"

                                 SANCTUARY PARK
                            ESTOPPEL CERTIFICATE FORM

(Lender's Name)


Gentlemen:

         The undersigned, as Tenant under that certain lease (the "Lease") dated ________________, 19__, made with _____________________________, as Landlord
(the "Landlord"), does hereby agree and certify:

         1. That the copy of the Lease attached hereto as Exhibit "A" is a true and complete copy of the Lease, and there are no amendments, modifications or extensions of or to the Lease except as set forth immediately below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         2. That the term of the Lease commenced or began on _________________19__, and the Lease is now in full force and effect.

         3. That its Leased Premises at the above location have been completed in accordance with the terms of the Lease, that it has accepted possession of said premises, that it now occupies the same and that Tenant is paying full lease rental.

         4. That it began paying rent on _____________________19__, and that, save only as may be required by the terms of the Lease, no rental has been paid in advance, nor has the undersigned deposited any sums with the Landlord as security except as set forth immediately below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         5. That there exist no defenses or offsets to enforcement of the Lease by the Landlord and, so far as is known to the undersigned, the Landlord is not, as of the date hereof, in default in the performance of the Lease, nor has the Landlord committed any breach thereof, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Landlord.

         The undersigned acknowledges that you are relying on the above representations of the undersigned in (advancing funds to refinance or purchase the Building in which the Leased Premises are located)/(purchasing the Building in which the Leased Premises are located) and does hereby warrant and affirm to and for your benefit, and that of your successors and assigns, that each of the foregoing representations is true, correct and complete as of the date hereof.

DATED:
      ---------------------------
TENANT:
      ---------------------------
By:
  -------------------------------
Its:
   ------------------------------

                                   EXHIBIT "E"

                                 SANCTUARY PARK
                              RULES AND REGULATIONS

         1. Sidewalks, courts, ramps, parking facilities, loading docks and areas, driveways, delivery, drop-off and pick-up areas, bus stops, halls, passages, exits, entrances, elevators, escalators, stairways and other areas and improvements provided by Landlord for the general use of tenants, their employees, visitors, invitees and licensees, shall not be obstructed by Tenant or used by it for any purpose other than for ingress and egress from the Leased Premises. The halls, courts, parking facilities, loading docks and areas, driveways, delivery, drop-off and pick-up areas, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, may be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal or immoral activities. Tenant, and its employees, visitors, invitees or licensees of any tenant, shall not go upon the roof of the Building, except as authorized by Landlord.

         2. No sign, placard, picture, name, notice, decoration or advertisement visible horizontally or vertically from the exterior of Leased Premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its Premises or any interior or exterior part of the Building except Tenant's signage at Tenant's Premises primary entrance without the prior written consent of Landlord, and only then at the sole cost and expense of Tenant. Landlord shall have the right to remove any such sign, placard, picture, name, notice, decoration or advertisement without notice to and at the sole cost and expense of tenant.

                  (a) If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of a lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, notice, decoration or advertisement consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, notice, decoration or advertisement.

                  (b) All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the sole expense of Tenant by a person previously approved in writing by Landlord.

         3. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, in such manner and arrangement as may be from time to time determined by Landlord, and Landlord reserves the right to exclude any other names therefrom.

         4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. In any event with the prior written consent of Landlord, all such items shall be installed inside of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

         5. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 6:00 a.m. and at all hours on Saturdays, Sundays and holidays all persons other than Tenant or its accompanied guests. Tenant shall be responsible for all persons whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

                  (a) Landlord shall in no case be liable for damages or for error with regard to the admission to or exclusion from the Building of any person.

                  (b) During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing tile doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

         6. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness of Tenant's Premises. Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the Landlord's janitor or any other employee or any other person.

         7. Tenant shall not obtain or maintain for use on its Premises coin-operated vending machines or accept barbering or bootblacking services in its Premises except from persons authorized by Landlord.

         8. Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the tenant shall make good all injuries sustained by other tenants or occupants of the Building on multiple tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

         9. As more specifically provided in Tenant's lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's mechanical systems, and shall refrain from attempting to adjust any controls.

         10. No additional locks or bolts of any kind shall be placed on any door in the building or the Premises and no lock on any door therein shall be changed or altered in any respect. Landlord shall furnish two keys for each lock on doors in the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys at a cost not to exceed $1.50 per key. All keys shall be returned to Landlord upon the termination of this lease. Landlord may at all times keep a pass key to the Premises.

         11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant, if it, or its employees or invitees, shall have caused it.

         12. Tenant shall not use or keep in its Premises or the Building any:
(a) ether, naptha, phosphorous, benzol, gasoline, benzine, petroleum, crude or refined earth or coal oils, kerosene or camphene, other than in limited quantities necessary for the operation or maintenance of office equipment; (b) any other flammable, combustible, explosive gas or material of any kind; or (c) any other fluid, gas or material of any kind having an offensive odor, unless previously obtaining written consent of the Landlord. Tenant shall use no method of heating or air-conditioning other than that supplied by Landlord.

         13. No odors or vapors shall be caused or permitted to emanate from the Premises. Tenant shall not use, keep, store or permit to be used or kept in its Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds other than seeing eye dogs be brought or kept in or about the Premises or the Building.

         14. Tenant shall not use, permit or suffer the use of the Premises or the Building or the Common Areas of the Office Park for living, sleeping or lodging, shall not do any cooking or conduct any restaurant, luncheonette, or cafeteria business for the sale or service of food or beverages to persons other than a lunchroom for its own employees and guests (in which event only equipment approved by Underwriters' Laboratory shall be used or installed); and shall not permit the delivery of food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord.

         15. Except with the prior written consent of Landlord, Tenant shall not sell, permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any Premises, nor shall tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, or bootblacking parlor nor shall the Premises of Tenant be used for any improper, immoral or objectionable purpose, or any business activity other than the specifically provided for in Tenant's Lease.

         16. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instruction in their installation. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all Premises shall be subject to the written approval of Landlord.

         17. Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not user or permit operation of any musical or sound-producing instruments or devices which may be heard outside the Premises, or interfere with radio or television broadcasting or reception from or in the Building or elsewhere. No signaling, telegraphic or telephonic instruments or devices, or other wires, instruments, or devices, shall be installed in connection with the Premises without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of Tenant and under the control and direction of Landlord. Landlord retains in all cases the right to require (i) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents o f electricity into or through the Building, (ii) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (iii) compliance on the part of ail using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenant must be clearly tagged at the Building, with (i) the number of the Premises to which said wires lead, (ii) the purpose for which wires are used, and (iii) the name of the company operating same.

         18. Tenant shall lay no linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by Tenant if it or its contractors, employees or invitees, shall have caused the damage.

         19. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried upon or down the elevators except between such hours and in such elevators as shall be designated by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, riles, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

         20. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed by Tenant to move such equipment in or out of the Building must be acceptable by Landlord.

         21. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface such Premises or any part thereof other than standard fasteners used to hang pictures for decoration of the Leased Premises.

         22. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of the Landlord.

         23. There shall not be used in any space, or in the public areas of the Building, by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

         24. Tenant shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

         25. Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building or in the Common Areas or in the Office Park, are prohibited and each tenant shall cooperate to prevent the same. Tenant shall not make room-to-room or telephonic solicitation of business from other tenants in the Building.

         26. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is or may be intoxicated or under the influence of liquor or drugs or who is or may be in violation of any of the Rules and Regulations of the Building. The right of Landlord to exclude or expel people from the building shall not extend to the Leased Premises.

         27. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or into desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising. No Tenant shall use the name of the Building in connection with or in prompting or advertising the business of said Tenant except for the purpose of identifying said Tenant's address.

         28. Tenant shall comply with all conservation, safety, fire protection and evacuation procedures and regulations established by Landlord and by any governmental agency.

         29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         30. The requirements of Tenant will be attended to only upon application at or telephone call to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties except upon special instructions from Landlord, and no employees of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

         31. All wallpaper or vinyl fabric materials which any tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.

         32. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

         33. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         34. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

         35. Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving, and other similar work that may be done on the Premises.

         36. Tenant shall not use the Premises or permit the Premises, the Building or the Office Park or permit any of same to be used for photographs, multilith or multigraph reproductions except in connection with its own business.

         37. Smoking is prohibited at all times in all interior lobbies, hallways, corridors, elevators, restrooms and other interior public areas of the Building and of all Buildings in the Office Park. Tenant shall so advise its employees and invitees and cooperate with Landlord in the enforcement of this policy. Within the Premises, Tenant shall enforce the Fulton County Clean Indoor Air Ordinance of May 20, 1993, as same may be from time to time amended or modified.

         38. Tenant may utilize the Building's freight elevator only with prior permission of Landlord's property manager and then upon such reasonable conditions and at such times as are designated thereby.

         39. The consumption of food or beverage and the playing of radios, tape recorders, records, or any other electronic playing devices is strictly prohibited in all lobbies and other public areas of the Building.

         40. Landlord reserves and shall have the right to make and adopt, from time to time, such other and further reasonable rules and regulations, and such amendments, modifications, supplements and additions to these Rules and Regulations, and to revoke or rescind the same, as in Landlord's sole reasonable judgment may be needed for the safety, security, care and cleanliness of the Building, the Common Areas and the Office Park and for the occupancy of the Building or for preservation of good order therein and agrees to provide a copy thereof to Tenant prior to implementation of such further or additional rules and regulations.

         41. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of Premises in the Building.

         42. All tenants of the Building, as well as their respective employees, agents, clients, customers, guests, invitees and licensees, shall abide by and be responsible for the observance of all of these Rules and regulations, and such additional rules and regulations as are hereafter adopted by Landlord.

         43. Notwithstanding anything to the contrary in these Rules and Regulations, all approvals needed of Landlord must be in writing. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant of tenants, nor prevent Landlord from thereafter enforcing any such Rules and regulations against that tenant or any or all tenants of the Building.

                                   EXHIBIT "F"

                                 SANCTUARY PARK
                              SPECIAL STIPULATIONS

         1. Tenant Improvement Allowance. Landlord will provide a Tenant Improvement Allowance, to be computed, expended and applied in accordance with a Leased Premises Improvement Agreement attached to the Lease as Exhibit "C," slab-to-slab, of Fourteen Dollars ($14.00) per square foot of Net Rentable Area in the Premises. Additionally, Landlord will provide ceiling grid and slot diffusers in place, with ceiling tiles stacked on the floors of the Premises.

         2. Space Planning, Architectural and Engineering. Landlord shall provide Tenant with an allowance of One and 50/100 Dollars ($1.50) per square foot of Net Usable Area in the Premises for the preparation of preliminary floor plans, design fees, construction drawings and final floor plans and construction documents (including engineering and mechanical plans) based on building standard finishes.

         3. Building, Premises and Parking Access. Tenant will have access to the Premises, the Building and exterior parking facilities twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year. The Building will contain four (4) elevators, one of which will be designated as a dual use elevator for both freight and passenger service. The use of the freight elevator will require prior notice to the Building's management.

         4. Security. The Building's security system consists of a computerized card-activated access control system for entry into the Building twenty-four
(24) hours a day, seven days a week.

         5. Signage. Tenant identification will be available on the Building's lobby directory and at the Tenant's Premises primary entrance.

         6. On-Site Management. Landlord will manage the Building and the Office Park, and the other buildings within the Office Park, with an on-site management staff located within the Office Park.

         7. Heating, Ventilation & Air Conditioning. Notwithstanding the provisions of Paragraph 13 of the Lease, Landlord shall provide heating, ventilation, and air conditioning services to the Premises from 8:00 A.M. to 7:00 P.M. on weekdays and 8:00 A.M. to 2:00 P.M. on Saturdays. After-hours heating, ventilating and air conditioning service will be provided by Landlord to Tenant upon Tenant's request, provided that Tenant, as a condition to Landlord's provision of said after-hours service, shall pay to Landlord a reasonable charge for said service as determined from time to time by Landlord; the initial cost of said after-hours service is anticipated to be Fifty Dollars ($50.00) per hour per air handler unit.

         8. Further Explanation of CPI Adjustments. In elaboration of the provisions of Paragraph 3(d), the initial CPI adjustment shall be made as of January 1, 1998, Thereafter, all CPI adjustments shall be made on an annual basis, effective as of January 1 of each year following 1998. All CPI adjustments will be made as to only that portion of Base Monthly Rental which is other than initial Operating Expenses of the Building (as that figure increases from time to time throughout the Lease Term due to prior CPI adjustments).

         By way of illustration, the initial amount of the Base Monthly Rental which represents Operating Expenses of the Building is Five and 85/100 Dollars ($5.85) per square foot of Net Rentable Area in the Building; the initial Monthly Base Rental is Twenty and 50/100 Dollars ($20.50) per square foot of Net Rentable Area in the Premises; the portion of initial Monthly Base Rental which is exclusive of initial Operating Expenses of the Building is, therefore, Fourteen and 65/100 Dollars ($14.65) per square foot of Net Rentable Area.

         Thus, by way of further illustration only, and assuming that the CPI on January 1, 1997 is four hundred (400), and increases to four hundred ten (410) by the end of the month immediately preceding the date of the first escalation computation, the escalation would be computed as follows:

 [$20.5-45.85=$14.65] x [410-400]             10
  ------------------     --------            ---
          400              400             = 400  =  .025%]

$14.65 x.025%=$0.37 (Escalation for CPI effective January 1, 1998)

$14.65 + $.37=$15.02 (Escalated Portion of Monthly Base Rental effective January 1, 1998)

         9. Explanation of Operating Expense Escalation. In elaboration of the provisions of Paragraph 3(f) of the Lease, that portion of initial Monthly Rental representing Operating Expenses of the Building (initially $1,057,334.85, the product of $5.85 per square foot of Net Rentable Area multiplied by 180,741 total square feet of Net Rentable Area) shall be escalated (to the extent the Operating Expenses of the Building exceed the expense stop of $5.85 per square foot) on an annual basis as of the first day of each calendar year succeeding 1997.

         The amount of the escalation shall be Tenant's proportionate share of the actual amount of increase in Operating Expenses of the Building from period to period. Thus, by way of illustration only, if during the course of the initial year of the Lease Term the Operating Expenses of the Building increase from one year to the next by Fifty Thousand Dollars ($50,000,00), and since Tenant's Leased Premises will initially constitute 12% of the total Net Rentable Area of the Building, then this component of Monthly Rental would be escalated by $500.00, effective January 1, 1998, and would be computed as follows:

         Escalated Total Operating Expense                    $1,107,334.85
         Less Initial Total Operating Expense ($5.00)         $1,057,334.85

         Total Operating Expense Escalation                   $ 50,000.00 x [22,312 RSF
                                                                            ----------
                                                                            180,741 RSF =.12 or 12%]

                                                              $6,000.00 + 12 = $500.00 per month
                                                              (Tenant's Monthly Share of Operating Expense
                                                              Escalation effective January 1, 1998)

         10. Option to Extend. Tenant shall have the right to extend the Term of this Lease for one (1) period of five (5) years (the "Extension Period") by delivering to Landlord written notice of Tenant's desire to so extend the Term of this Lease on or before the two hundred seventieth (270th) day immediately preceding the expiration date of the Term; provided, however, that Tenant's election to so extend the Term of this Lease shall be ineffective unless Tenant and Landlord agree upon the current fair market rental rate to be paid by Tenant to Landlord during the Extension Period, said agreement to be evidenced in writing and signed by Landlord and Tenant on or before the one hundred eightieth (180th) day immediately preceding the expiration date of the Term. If Landlord and Tenant so agree upon a fair market rental rate for the Premises during the Extension Period, all other terms of this Lease shall remain in effect with respect to the Extension Period.

         11. Premises Delivery Date. Landlord shall exercise commercially reasonable efforts -- and shall endeavor -- to complete and deliver the Premises to Tenant on or before July 1, 1997.

         12. Right of First Offer. In the event any additional tenant space becomes available on the second (2nd) floor of the Building, Landlord shall, subject to any then-existing rights other tenants in the Building may have with respect to said space, notify Tenant of (i) the specific space available, and
(ii) the terms in which Landlord would be willing to lease said space to Tenant. If Tenant wishes to lease this space, Tenant shall have five (5) days after such notice within which to provide written notice to Landlord of its election to lease such space. If Tenant elects to lease such space, space shall be incorporated into Tenant's existing lease at the then current rental rate. Tenant shall have an improvement allowance of $0.24 per rentable square foot (if partially finished ceiling space) from Landlord for each full month remaining of the original Lease Term. Landlord shall provide a formal lease amendment to Tenant regarding such space reflecting the agreed upon terms and conditions and if Tenant shall fail to execute a lease amendment promptly or fails to timely notify Landlord of its intent to exercise its right, then Landlord is free to lease such space.

         13. Fiber Optics. Landlord shall provide for fiber optics telephone cabling to the Building's main telephone room.